UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

CELL THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	001-12465	91-1533912
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Elliott Avenue West, Suite 400 Seattle, Washington	98119
(Address of Principal Executive Offices)	(Zip Code)

(206) 282-7100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure provided under Item 5.02 below is incorporated herein by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On December 15, 2009, the Compensation Committee of the Board of Directors (the “Board”) of Cell Therapeutics, Inc. (the “Company”) met and approved the grant of performance-based stock bonus opportunities to James A. Bianco, M.D., the Company’s Chief Executive Officer, Louis A. Bianco, the Company’s Executive Vice President, Finance and Administration, Dan Eramian, the Company’s Executive Vice President, Corporate Communications, Craig W. Philips, the Company’s President, and Jack W. Singer, M.D., the Company’s Executive Vice President, Chief Medical Officer. Also on December 15, 2009, the Board met and approved the grant of performance-based stock bonus opportunities to the Company’s directors who are not employed by the Company, including John H. Bauer, Vartan Gregorian, Richard L. Love, Mary O. Mundinger, Phillip N. Nudelman, and Frederick W. Telling.

Each award recipient will be entitled to receive a bonus, payable in shares of common stock of the Company under the Company’s 2007 Equity Incentive Plan, as amended and restated (the “Plan”), if he or she continues to be employed by or provides services to the Company or any of its subsidiaries through the first to occur of either of the following: (1) the Company’s achievement, on or before December 31, 2011, of one or more of the “Performance Goals” set forth below, or (2) a Change in Control occurs. A “Change in Control” for this purpose generally includes certain persons becoming the beneficial owners of 50% or more of the Company’s then outstanding voting securities, a sale or disposition by the Company of all or substantially all of the Company’s assets, and certain majority changes in the Board over a period of not more than two years.

The Performance Goals are as follows:

(a)	Opaxio MAA Approval (“Opaxio MAA Approval”);

(b)	Opaxio NDA Approval (“Opaxio NDA Approval”);

(c)	achievement by the Company of fiscal year sales equal to or greater than $50,000,000 (the “$50M Sales Goal”);

(d)	achievement by the Company of fiscal year sales equal to or greater than $100,000,000 (the “$100M Sales Goal”);

(e)	Pixantrone NDA Approval (“Pix NDA Approval”);

(f)	achievement by the Company of break-even cash flow in the 4th quarter of Fiscal Year 2010 (the “4th Quarter Break Even”);

(g)	achievement by the Company of earnings per share results in any fiscal year equal to or greater than $0.05 per share of Company common stock (the “EPS Goal”); and

(h)	achievement of a price per share of Company common stock equal to $2.94 (the “Share Appreciation Goal”).

If one or more of the Performance Goals are timely achieved, an award recipient will be entitled to receive a number of shares of Company common stock (subject to the share limits of the Plan) determined by multiplying (1) the award percentage corresponding to that particular Performance Goal (as set forth below) by (2) the total number of outstanding shares of Company common stock, determined on a non-fully diluted basis, as of the date that particular Performance Goal is achieved. The Award Percentages corresponding to the various Performance Goals for each of the award recipients are set forth in the following table:

	Performance Goals and Applicable Award Percentages
Name	Opaxio MAA Approval	Opaxio NDA Approval	$50M Sales Goal	$100M Sales Goal	Pix NDA Approval	4th Quarter Break Even	EPS Goal	Share Appreciation Goal
James A. Bianco	0.15%	0.2%	0.3%	0.6%	0.45%	0.3%	0.7%	0.75%
Louis A. Bianco	0.061%	0.081%	0.122%	0.243%	0.182%	0.122%	0.284%	0.305%
Dan Eramian	0.045%	0.06%	0.09%	0.18%	0.135%	0.09%	0.21%	0.225%
Craig W. Philips	0.09%	0.12%	0.18%	0.36%	0.27%	0.18%	0.42%	0.45%
Jack W. Singer	0.061%	0.081%	0.122%	0.243%	0.182%	0.122%	0.284%	0.305%
John H. Bauer	0.075%	0.02%	0.03%	0.06%	0.045%	0.03%	0.07%	0.075%
Vartan Gregorian	0.075%	0.02%	0.03%	0.06%	0.045%	0.03%	0.07%	0.075%
Richard L. Love	0.075%	0.02%	0.03%	0.06%	0.045%	0.03%	0.07%	0.075%
Mary O. Mundinger	0.075%	0.02%	0.03%	0.06%	0.045%	0.03%	0.07%	0.075%
Phillip N. Nudelman	0.113%	0.03%	0.045%	0.09%	0.068%	0.045%	0.105%	0.1125%
Fredrick W. Telling	0.075%	0.02%	0.03%	0.06%	0.045%	0.03%	0.07%	0.075%

A Performance Goal will not be considered achieved unless and until the date on which the Compensation Committee of the Board certifies that is has been achieved.

If a Change in Control of the Company occurs, and if the award recipient is then still employed by or is providing services to the Company or one of its subsidiaries, the award recipient will be entitled to receive the full amount of the bonus with respect to any Performance Goal which was not otherwise achieved before the date of the Change in Control (as though that Performance Goal had been fully achieved as of the time of the Change in Control). With respect to the Share Appreciation Goal, however, in such circumstances (to the extent the goal was not otherwise achieved before the date of the Change in Control): (1) the recipient will receive the full award percentage with respect to the Share Appreciation Goal if the price per share of Company common stock in the Change in Control transaction (or, if there is no such price in the transaction, the last closing price of a share of Company common stock (on the principal exchange upon which the Company’s common stock is then listed or admitted to trade) on the last trading day preceding the date of the Change in Control) (the “CTIC Price”) equals or exceeds $2.94; (2) if the CTIC Price is $1.54 or less, the recipient will not be entitled to any award with respect to the Share Appreciation Goal; and (3) if the CTIC Price is greater than $1.54 and less than $2.94, the Award Percentage for that goal will be scaled linearly on a proportionate basis between 0% of such Award Percentage at a CTIC Price of $1.54 and 100% of such Award Percentage at a CTIC Price of $2.94 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELL THERAPEUTICS, INC.
(Registrant)

Date: December 18, 2009	By:	/s/ JAMES A. BIANCO, M.D.
James A. Bianco, M.D.
Chief Executive Officer

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